Exhibit 10.10

FIRST FINANCIAL NORTHWEST, INC.
2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

RS No. _______________            Grant Date: _______________

This Restricted Stock Award (“Restricted Stock Award”) is granted by First Financial Northwest, Inc. (“Company”) to ____________________ (“Grantee”) in accordance with the terms of this Restricted Stock Award Agreement (“Agreement”) and subject to the provisions of the First Financial Northwest, Inc. 2016 Equity Incentive Plan, as amended from time to time (“Plan”). The Plan is incorporated herein by reference. Capitalized terms included herein that are not defined in this Agreement shall have the meaning ascribed to them in the Plan.

1.
Restricted Stock Award. The Company makes this Restricted Stock Award of __________ Shares to the Grantee on the date noted above (the “Grant Date”). These Shares are subject to forfeiture and to limits on transferability until they vest, as provided in Sections 2, 3 and 4 of this Agreement and in Article VI of the Plan.

2.
Period of Restriction: The Shares are subject to a Period of Restriction, during which the Grantee shall not receive the Shares, be able to transfer the Shares, or otherwise have rights with respect to the Shares, subject to earlier vesting in the event of a termination of Service as provided in Section 4 or a Change in Control as provided in Section 5. After the Period of Restriction ends with respect to a Share, such Share shall be considered vested, except as provided in this Agreement or the Plan (including but not limited to Section 16 of this Agreement). The Period of Restriction ends with respect to the Shares in accordance with the following schedule:

Date Period of Restriction Ends        With Respect to the Following
(“Vesting Date”)             Number of Shares

The first anniversary of the Grant Date    All Shares subject to this Grant

3.
Transferability. The Grantee may not sell, assign, transfer, pledge or otherwise encumber any Shares that have not vested, except in the event of the Grantee’s death, by will or by the laws of descent and distribution or pursuant to a Domestic Relations Order. The Compensation and Awards Committee, on behalf of the Committee as defined in the Plan (herein referred to in this Agreement as the “Committee”), in its sole and absolute discretion, may allow the Grantee to transfer all or any portion of this Restricted Stock Award to the Grantee’s Family Members, as provided for in the Plan. Notwithstanding the foregoing, or anything in the Plan or this Agreement to the contrary (except as provided for in this Section 3, and in Section 5 regarding a Change in Control), no vested Shares awarded pursuant to this Restricted Stock Award may be sold, assigned, transferred, pledged or otherwise encumbered (i.e., must be continued to be held by the Grantee) until the earlier of the second anniversary of the date the Grantee vests in his Shares in accordance with Section 2, or the date of the Grantee’s death (referred to in this Agreement as the “Two-Year Hold Requirement”). However, the Two-Year Hold Requirement may be waived by the Committee, in its sole and absolute discretion, on a case by case basis, provided that the Grantee submits to the Committee a request, in writing, that sets forth the circumstances related to this request, the number of Shares to which the request applies, and such other information that the Committee requires in order for it to determine whether or not (or to what extent) the request should be granted, In addition, up to fifty percent (50%) of such vested Shares may be sold, assigned, transferred, pledged or otherwise encumbered by the Grantee without regard to the Two-Year Hold Requirement, in order to pay the income taxes that become due on account of the Shares becoming vested. Any attempt to assign, transfer, pledge or otherwise encumber any vested Shares in contravention of this Section 3 shall be null and void.

4.
Termination of Service. If the Grantee terminates Service for any reason other than due to the death or Disability of the Grantee, any Shares that have not vested as of the date of that termination shall be forfeited to the Company. The Shares shall never vest in the event of a Termination for Cause. If the Grantee’s Service terminates on account of the Grantee’s death or Disability, the Period of Restriction for all Shares that have not previously vested shall end on the date of that termination of Service and the Grantee shall then be vested in the Shares.

5.
Effect of Change in Control. If a Change in Control occurs prior to the end of a Period of Restriction for Restricted Stock Awards, and the Grantee experiences an Involuntary Separation from Service other than a Termination for Cause during the 365-day period following the date of such Change in Control, then the Period of Restriction for any non-vested Restricted Stock Awards shall end on the date of the Grantee’s Involuntary Separation from Service, the Grantee shall then be vested in the Shares related to such Restricted Stock Awards, and the Two-Year Hold Requirement in Section 3 shall lapse. Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor to the Company’s business and/or assets does not either assume the non-vested Restricted Stock Awards or replace the non-vested Restricted Stock Awards with an award that is determined by the Committee to be at least equivalent in value to such non-vested Restricted Stock Awards on the date of the Change in Control, then the Period of Restriction for such non-vested Restricted Stock Awards shall end on the earliest date of the Change in Control, the Grantee shall then be vested in the Shares related to such Restricted Stock Awards, and the Two-Year Hold Requirement in Section 3 shall lapse.

6.
Stock Power. The Grantee agrees to execute a stock power with respect to each stock certificate reflecting the Shares, or other evidence of book-entry stock ownership, in favor of the Company. The Shares shall not be issued by the Company to the Grantee until the required stock powers are delivered by the Grantee to the Company.

7.
Delivery of Shares. The Company shall issue stock certificates or evidence of the issuance of such Shares in book-entry form, in the name of the Grantee reflecting the Shares vesting on each Vesting Date in Section 2. The Company shall retain these certificates or evidence of the issuance of Shares in book-entry form until the Shares represented thereby become vested. Prior to vesting, the Shares shall be subject to the following restriction, communicated in writing to the Company’s stock transfer agent:

These shares of common stock are subject to the terms of an Award Agreement between First Financial Northwest, Inc. and __________________ dated _____________ made pursuant to the terms of the First Financial Northwest, Inc. 2016 Equity Incentive Plan, copies of which are on file at the executive offices of First Financial Northwest, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement. THE AWARD AGREEMENT INCLUDES TRANSFERABILITY RESTRICTIONS ON THE SALE, ETC. OF VESTED SHARES.

8.
Grantee’s Rights. As the owner of all Shares that have not vested, the Grantee shall be paid dividends by the Company with respect to those Shares at the same time as they are paid to other holders of the Company’s common stock. The Grantee may exercise all voting rights appurtenant to the Shares.

9.
Delivery of Unrestricted Shares to Grantee. Upon the vesting of any Shares, the restrictions in Sections 3 and 4 shall terminate, and the Company shall deliver only to the Grantee (or, if applicable, the Grantee’s Beneficiary, estate or Family Member) a certificate (without the legend referenced in Section 7) or evidence of the issuance of Shares in book-entry form, and the related stock power in respect of the vesting Shares. The Company’s obligation to deliver a stock certificate for vested Shares, or evidence of the issuance of vested Shares in book-entry form, can be conditioned upon the receipt of a representation of investment intent from the Grantee (or the Grantee’s Beneficiary, estate or Family Member) in such form as the Committee requires. The Company shall not be required to deliver stock certificates for vested Shares, or evidence of the issuance of vested Shares in book-entry form, prior to: (a) the listing of those Shares on Nasdaq; or (b) the completion of any registration or qualification of those Shares required under applicable law.

10.
Adjustments in Shares. In the event of any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend, special or recurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, the Committee, in its sole discretion, shall adjust the number of Shares or class of securities of the Company covered by this Agreement. Any additional Shares or other securities received by the Grantee as a result of any such adjustment shall be subject to all restrictions and requirements applicable to Shares that have not vested. The Grantee agrees to execute any documents required by the Committee in connection with an adjustment under this Section 10.

11.
Tax Election. The Grantee understands that an election may be made under Section 83(b) of the Code to accelerate the Grantee’s tax obligation with respect to receipt of the Shares from the date the Shares would otherwise vest under this Agreement to the Grant Date by timely submitting an election to the Internal Revenue Service substantially in the form attached hereto (or in accordance with the Internal Revenue Service rules in effect at the time the election is made).

12.
Tax Withholding. The Company shall have the right to require the Grantee to pay to the Company the amount of any tax that the Company is required to withhold with respect to such Shares, or in lieu thereof, to retain or sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to the Shares the amount of any taxes that the Company is required to withhold with respect to such dividend payments.

13.
Plan and Committee Decisions are Controlling. This Agreement and the award of Shares to the Grantee are subject in all respects to the provisions of the Plan, which are controlling. Capitalized terms herein not defined in this Agreement shall have the meaning ascribed to them in the Plan. All decisions, determinations and interpretations by the Committee respecting the Plan, this Agreement or the award of Shares shall be binding and conclusive upon the Grantee, any Beneficiary of the Grantee or the legal representative thereof. The Grantee acknowledges and agrees that this Award and receipt of any Shares hereunder by any person is subject to (a) Plan Section 9.10, including possible reduction, cancellation, forfeiture or recoupment (clawback), and (b) any policies which the Company may adopt in furtherance of any regulatory requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.

14.	Grantee’s Service. Nothing in this Agreement shall limit the right of the Company or any of its Affiliates to terminate the Grantee’s Service as a Director or Employee, or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services or employment of the Grantee.

15.
Amendment. The Committee may waive any conditions of or rights of the Company or modify or amend the terms of this Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision of this Agreement if such action may adversely affect the Grantee without the Grantee’s written consent. To the extent permitted by applicable laws and regulations and the terms of the Plan, the Committee shall have the authority, in its sole discretion but with the permission of the Grantee, to accelerate the vesting of the Shares or remove any other restrictions imposed on the Grantee with respect to the Shares, whenever the Committee may determine that such action is appropriate.

16.
Clawback Provisions. The Grantee understands, acknowledges and agrees that the Company may claw back (recover), or not pay, up to fifty percent (50%) of the Grantee’s vested Shares, and/or cause the Grantee to forfeit up to one hundred percent (100%) of any of the Grantee’s Shares that have not yet vested pursuant to this Agreement, upon the occurrence of any of the following conditions: (a) as required pursuant to law, rule, regulation or stock exchange listing requirement or any policy of the Company adopted pursuant to any such law, rule, regulation or stock exchange listing requirement; (b) the Company issues a material restatement of its financial statements; (c) a subsequent finding that the financial information or performance metrics used to determine the amount of the incentive compensation are materially inaccurate, regardless of individual fault; (d) the Grantee engages in unethical or illegal conduct, or intentional misconduct that would give rise to a Termination for Cause; (e) the Company determines that the Grantee acted in a manner which is not in good faith and which materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates, including First Financial Northwest Bank (the “Bank”); and (f) the Bank’s asset quality (determined by reference to past due and non-accrual loans divided by total loans, as calculated in the FDIC’s state profile for each comparable period) equals or exceeds 125% of the median level of banks headquartered in the State of Washington and remains above that 125% level for three consecutive quarters. In the case of a clawback, the Board must provide written notice to the Grantee (the “Clawback Notice”), no later than the third anniversary of the Grant Date (the “Clawback Notice Deadline”), that the Board intends to invoke the clawback provisions of this Section 16, with the Clawback Notice providing a summary of the reasons therefor. For the avoidance of doubt, the actual clawback need not occur by the Clawback Notice Deadline. In the case of a forfeiture of unvested Shares, the Clawback Notice must be provided to the Grantee before the end of the Period of Restriction to which the Shares relate, and the forfeiture shall occur as of the date of the Clawback Notice (even if the Grantee has not yet terminated Service). In the event a clawback event occurs, the Board shall consider all relevant factors to determine the appropriate amount to recoup as well as the time and form of recoupment. The failure of the Company to exercise its clawback rights with respect to any clawback event shall not preclude it from exercising its clawback right should another clawback event occur. The provisions of this Section 16 shall apply only to Shares awarded under this Agreement, and not to any other Award. The provisions of this Section 16 may not be invoked by any person after the effective time of a Change in Control. Nor shall the provisions of this Section 16 be invoked after the Grantee terminates Service on account of death, Disability or in connection with an Involuntary Separation from Service.

17.
Grantee Acceptance. The Grantee shall signify acceptance of the terms and conditions of this Agreement and acknowledge receipt of a copy of the Plan by signing in the space provided below and returning the signed copy to the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

FIRST FINANCIAL NORTHWEST, INC.

By ________________________________
Its ________________________________

ACCEPTED BY GRANTEE
___________________________________
(Signature)

___________________________________
(Print Name)

___________________________________
(Street Address)
___________________________________
(City, State & Zip Code)

STOCK POWER

(One stock power for each stock certificate or grant in book-entry form issued)

For value received, I hereby sell, assign, and transfer to First Financial Northwest, Inc. (the “Company”) ____________ shares of the capital stock of the Company, standing in my name on the books and records of the aforesaid Company, represented by Certificate No. ____________________ or otherwise identified in book-entry form as ___________________, and do hereby irrevocably constitute and appoint the Secretary of the Company as attorney-in-fact, with full power of substitution, to transfer this stock on the books and records of the aforesaid Company.

________________________________

Dated:

________________________

In the presence of:

________________________

83(b) ELECTION FORM

TO:    Internal Revenue Service Center
[Address where the employee files his or her personal income tax return]

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

Name:         __________________________________________________________________
Address:     __________________________________________________________________
____________________________________________________________________________________________________________________________________

Social Security Number ____ - __ - ____

Property with respect to which this Election is made: _______ shares of the common stock of First Financial Northwest, Inc.

Date of Grant or Transfer: ____________, _____.

Taxable Year for which Election is made: Calendar Year _____.

Nature of the Restrictions to which the Property is Subject: (i) a vesting schedule pursuant to which the taxpayer will not be fully vested in the property until ___________.

Fair Market Value of the Property upon receipt by taxpayer $___________.

Amount Paid for the Property: ____________.

Copies of this Election have been furnished to ___________________________.

A copy of this Election also shall be attached to my IRS Form 1040 for calendar year _____.

__________                _____________________________________
Date                    Signature